Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Society Pass Incorporated

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Society Pass Incorporated our report dated March 28, 2022, relating to the consolidated financial statements, which appears in Society Pass Incorporated Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ RBSM LLP

New York, New York
August 17, 2023